EXHIBIT 32.0

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Citizens Community Bancorp, Inc. (the "Company") that the Annual Report of the Company on Form 10-Q for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: May 11, 2007	By:	/s/ James G. Cooley James G. Cooley President and Chief Executive Officer

Date: May 11, 2007	By:	/s/ John Zettler John Zettler Chief Financial Officer